Exhibit 10.3

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Forbearance Agreement”) effective as of January 31, 2009 among AEROGROW INTERNATIONAL, INC., a Nevada corporation (“Borrower”), Jack J. Walker, a Colorado resident (“Guarantor”; Borrower and Guarantor are sometimes referred to herein individually as an “Obligor” and collectively as “Obligors”), and FCC, LLC, d/b/a First Capital, a Florida limited liability company (“Lender”).

WITNESSETH:

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of June 23, 2008 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender agreed to extend certain financial accommodations to Borrower; and

WHEREAS, pursuant to the Loan Agreement, Borrower agreed, among other things, to comply with certain financial covenants; and

WHEREAS, Borrower has failed to provide certain information and has violated such financial covenants; and

WHEREAS, Borrower’s agreement to comply with such financial covenants was a material inducement to Lender’s agreement to enter into the Loan Agreement, and Lender would not have agreed to make loans available to Borrower without the assurance that Borrower would provide such information and comply with such covenants; and

WHEREAS, as a result of such material defaults by Borrower, Lender has the right, as set forth in the Loan Agreement and the other Loan Documents, to immediately exercise all of its rights and remedies with respect to the Collateral, Borrower and Guarantors, all without notice to Borrower, Guarantors or any other Person; and

WHEREAS, Obligors have asked Lender to temporarily forbear from exercising its rights and remedies with respect to the defaults described above, as more particularly described herein; and

WHEREAS, Lender is willing to grant such temporary forbearance, subject to the terms and conditions set forth herein; and

WHEREAS, Borrower and Lender desire to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2.           Borrower acknowledges and agrees that (i) Borrower has failed to comply with each of the financial covenants set forth in Item 21 of the Schedule as required in Section 6 of the Loan Agreement and (ii) the foregoing failures to comply with the Loan Agreement constitute Defaults under the Loan Agreement and are referred to herein as the “Existing Defaults.”

3.           In order to induce Lender to enter into this Forbearance Agreement and to grant the forbearance contemplated hereby, Borrower and Guarantors hereby acknowledge and agree with Lender as follows:

(a)	The facts set forth in the recitals to this Forbearance Agreement are true and correct in all material respects.

(b)
The Loan Agreement, the Guarantees and the other Loan Documents constitute the valid, binding and enforceable obligations of each Obligor party thereto to Lender, Lender has a valid and perfected security interest in and to the Collateral, and each Obligor hereby reaffirms such Obligor’s obligations to Lender under each of the Loan Documents to which such Obligor is a party.

(c)
As of the date hereof, the outstanding principal balance of the loans outstanding under the Loan Agreement is $6,784,906.69.  Such amount, together with all accrued interest thereon, is validly owing by Borrower and Guarantor to Lender and is not subject to any right of offset, claim or counterclaim in favor of Borrower, Guarantor or any other Person.

4.           In consideration of Borrower’s timely and strict compliance with Borrower’s agreements set forth in the Loan Agreement and in this Forbearance Agreement, and in reliance upon the representations, warranties, agreements and covenants of Obligors, other than by Guarantor, set forth herein, Lender agrees to forbear until the Forbearance Termination Date (as defined below) from exercising its rights and remedies under the Loan Agreement and the other Loan Documents as a result of the Existing Defaults.  Lender reserves its rights and remedies at all times with respect to any Default under the Loan Agreement, the Guarantees, this Forbearance Agreement or any other Loan Document other than the Existing Defaults, whether presently existing or occurring hereafter.  At any time on or after the Forbearance Termination Date, Lender may exercise any and all of its rights and remedies under or with respect to the Loan Agreement, the Guarantees, this Forbearance Agreement and the other Loan Documents, whether relating to the Existing Defaults or otherwise.  As used herein, “Forbearance Termination Date” means the earlier of (x) June 30, 2009, (y) the date of the occurrence of a Default other than an Existing Default (whether any such Default first occurred or arose on, prior or after the date hereof), and (z) the default or breach by any Obligor of any of the covenants, agreements, representations and warranties set forth in this Agreement.

5.           In conjunction with the forbearance contemplated in this Forbearance Agreement, from the date of this Forbearance Agreement through and including the Forbearance Termination Date, the Loan Agreement is amended by deleting Item 1(a)(ii) of the Schedule to the Agreement and replacing it with the following:

(ii)           the sum of :

(A)	85% of the dollar amount of Eligible Accounts; plus

(B)	the lesser of:

(1)	$6,000,000, or

(2)	80% of the dollar value (determined at the lower of cost or market value) of Eligible Inventory.

provided, however, that the aggregate principal amount available to be borrowed against Eligible Inventory under this clause (B) shall not exceed 80% of the Obligations outstanding at any time;

On July 1, 2009, the amendment to Item 1(a)(ii) of the Schedule set forth above shall cease to be effective, and the terms of Item 1(a)(ii) of the Schedule shall revert back to those terms otherwise in effect under the Loan Agreement.

           6.           In consideration of the accommodations made by Lender hereunder, Borrower agrees as follows:

(a)
Beginning with the month of February 2009 and for each following month through and including June 2009, Borrower will pay to Lender a fee (“Forbearance Fee”) in the amount of Five Thousand and No/100 Dollars ($5,000) per month, which Forbearance Fee is a fee for services rendered and is not interest or a charge for the use of money.  The Forbearance Fee will be due and payable monthly in arrears on the first day of each calendar month.

(b)
Beginning with the month of February 2009 and for each following month through and including June 2009, Borrower will pay to Lender a fee (“Amendment Fee”) in the amount of one and one-half percent (1.5%) per month of the Increase (as hereinafter defined), which Amendment Fee is a fee for services rendered and is not interest or a charge for the use of money.  The Amendment Fee will be due and payable monthly in arrears on the first day of each calendar month.  (“Increase” means the difference between (x) the average daily outstanding balance of loans under the Loan Agreement applying the amendment to the Loan Agreement in Section 5 of this Forbearance Agreement and (y) the average daily outstanding balance of loans under the Loan Agreement if Item 1(a)(ii)(B)(2) of the Schedule were “60% of the dollar value (determined at the lower of cost or market value) of Eligible Inventory”.

(c)
Borrower will pay to Lender on demand all reasonable costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Forbearance Agreement and any other transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to Lender.

(d)	On or before February 20, 2009, Borrower will issue to Lender warrants for the purchase of not less than 250,000 shares of the common stock of Borrower for an amount of $1.00 per share.

(e)
On or before February 10, 2009, Borrower will cause Jack J. Walker to execute and deliver to Lender a First Amendment to Limited Guaranty of Individual in form and substance similar to Exhibit A attached hereto.  On July 1, 2009, if, and only if, (i) Borrower has complied with all terms and conditions of this Forbearance Agreement from the date of the Forbearance Agreement through and including the Forbearance Termination Date, and (ii) Borrower is not in Default under the terms of the Loan Agreement then in effect on July 1, 2009 following the expiration of this Forbearance Agreement, then Lender will terminate Jack J. Walker’s Limited Guaranty of Individual and release Jack J. Walker from his liabilities thereunder.

(f)
 Starting on February 9, 2009, and on the first Business Day of each calendar week thereafter, Borrower will provide to Lender a 13-week rolling cash flow projection.  In the event that Borrower fails to meet its  total liquidity forecast by more than 10% for any week, such failure will constitute a Default under the Loan Agreement and under this Forbearance Agreement.

(g)
Beginning with the date of this Forbearance Agreement through and including the Forbearance Termination Date, in the event that the Dilution (as hereinafter defined) in the Accounts exceeds 10% during any calendar month (after deducting any reserves held by Lender), such event will be a Default under the Loan Agreement and under this Forbearance Agreement.  (“Dilution” means any and all non-cash deductions to Accounts, including but not limited to credit memos and other non-cash adjustments.)

(h)
Beginning with the date of this Forbearance Agreement through and including the Forbearance Termination Date, Lender will establish and maintain a reserve under the Borrowing Base for expected Customer chargebacks against the Accounts (“Special Reserve”), which will be in the beginning amount of $1,900,000.  Borrower will provide to Lender a detailed listing (in form and substance satisfactory to Lender) of such expected Customer chargebacks (“Chargeback List”).  Borrower will provide an updated Chargeback List on the first Business Day of each week listing the expected timing and amount for future chargebacks.  As the expected Customer chargebacks are realized,  Lender will match actual credits against the Accounts to the expected chargebacks listed by Borrower in the Chargeback List.  The Special Reserve will be reduced by the amount of such actual credits that were included in the Chargeback List, and so on, until the expiration of the Forbearance Termination Date.

7.           Each Obligor acknowledges that (a) except as expressly set forth herein, Lender has not agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each Obligor and Lender, and (c) the execution and delivery of this Forbearance Agreement has not established any course of dealing between the parties hereto or created any obligation or agreement of Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents.

8.           To induce Lender to enter into this Forbearance Agreement and grant the accommodations set forth herein, each Obligor (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of any Obligor against Lender arising out of or with respect to the Loan Agreement, the Guarantees, any other Loan Document, the Obligations, or any other arrangement or relationship between Lender and any Obligor, and (b) releases, acquits, remises and forever discharges Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, and whether known or unknown, which any Obligor may have by reason of any manner, cause or things to and including the date of this Forbearance Agreement with respect to matters arising out of or with respect to the Loan Agreement, the Guarantees, any other Loan Document, the Obligations, or any other arrangement or relationship between Lender and any Obligor.

9.           To induce Lender to enter into this Forbearance Agreement, each Obligor hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default under the Loan Agreement or any of the other Loan Documents, other than the Existing Defaults.

10.           Borrower hereby restates, ratifies, and reaffirms each and every term, condition, representation and warranty, with the exception of item 4(a)(ix) of the Loan Agreement, heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Forbearance Agreement and the other Loan Documents.

11.           Except as expressly set forth herein, the Loan Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.  Guarantor acknowledges and agrees that his Guarantee remains in full force and effect after giving effect to this Forbearance Agreement and constitutes the legal, valid, binding and enforceable obligations of Guarantor to Lender.

12.           Each Obligor hereby acknowledges that Lender shall not be obligated to release its security interest in any Collateral unless and until the Obligations have been paid in full in cash and the Loan Agreement has been terminated.

13.           This Forbearance Agreement constitutes a Loan Document, and any breach of any representation, warranty, covenant, agreement or obligation of Borrower or Guarantors hereunder shall constitute a Default, which shall terminate Lender’s obligation to forbear hereunder and entitle Lender to exercise all of its rights and remedies under the Loan Agreement, the Guarantees and the other Loan Documents.

14.           Each Obligor hereby knowingly, intelligently and voluntarily renounces and waives any and all notice or right to notice, including without limitation any and all rights that Borrower or Guarantors may have under Section 9-601 et seq. of the Uniform Commercial Code to notice of Lender’s intended disposition of any or all of the Collateral, and Lender may, on or after the Forbearance Termination date, dispose of the Collateral or any portion thereof without further notice to Borrower or Guarantors, if Borrower is in default.  THE WAIVER OF NOTICE AS PROVIDED IN THIS PARAGRAPH IS KNOWINGLY AND INTELLIGENTLY GIVEN AFTER DEFAULT UNDER ONE OR MORE OF THE LOAN DOCUMENTS AND IS ACKNOWLEDGED TO BE COMMERCIALLY REASONABLE IN ALL RESPECTS.

15.           Each Obligor agrees to take such further action as Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Agreement.

16.           This Forbearance Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

17.           This Forbearance Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

18.           This Forbearance Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.

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IN WITNESS WHEREOF, Borrower, Guarantors and Lender have caused this Forbearance Agreement to be duly executed as of the date first above written.

FCC, LLC d/b/a FIRST CAPITAL

By:_______________________________________
Lee E. Elmore, Senior Vice President

AEROGROW INTERNATIONAL, INC.

By: _______________________________________
Jervis B. Perkins, Chief Executive Officer

Attest:

__________________________________________
Elizabeth Stagg, Secretary

(Corporate Seal)

__________________________________________
JACK J. WALKER